1


            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of our reports dated September 25, 2005, relating to the financial statements and financial highlights which appear in the July 31, 2005 Annual Report to Shareholders of CMG Enhanced S&P 500(R) Index Fund, CMG Large Cap Value Fund, CMG Large Cap Growth Fund, CMG Mid Cap Value Fund, CMG Mid Cap Growth Fund, CMG Small/Mid Cap Fund, CMG Small Cap Value Fund, CMG Small Cap Growth Fund, CMG International Stock Fund, CMG Small Cap Fund, CMG Strategic Equity Fund, CMG Core Bond Fund, CMG Short Term Bond Fund, CMG Ultra Short Term Bond Fund, and CMG High Yield Fund, which are also incorporated by reference into the Registration Statement. We also consent to the references to us under the headings "Financial Highlights", and "Independent Registered Public Accounting Firm", in such Registration Statement.



PricewaterhouseCoopers LLP

/s/PRICEWATERHOUSECOOPERS LLP
Boston, Massachusetts
November 25, 2005